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                                                                      EXHIBIT 21



                                KCS ENERGY, INC.


LIST OF WHOLLY-OWNED SUBSIDIARIES


                  KCS Resources, Inc.
                  National Enerdrill Corporation
                  Proliq, Inc.
                          KCS Energy Marketing, Inc.
                  KCS Michigan Resources, Inc.
                  KCS Energy Services, Inc.
                  Medallion Gas Services, Inc.
                  KCS Medallion Resources, Inc.
                          Medallion California Properties, Inc.